SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10/A

(Amendment No. 1)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

OREGON GOLD, INC.

 (Exact Name of registrant as specified in its Charter)

Oregon	98-0408707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

465 South Meadows Parkway #20, Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (416) 214-1483

Securities registered pursuant to section 12(b) of the Act:

Title of Class	Name of each exchange on which registered
NONE	NONE

Securities registered pursuant to section 12(g) of the Act:

COMMON STOCK, PAR VALUE $.001 PER SHARE

 (Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐

Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)

Smaller reporting company ☑

PART I

ITEM 1.  BUSINESS

Oregon Gold, Inc. (“Oregon Gold” or the “Company”) is engaged in the identification, acquisition, exploration and development of mining prospects believed to have gold mineralizations.  The main objective is to explore, identify, and develop commercially viable mineralizations on prospects over which the company has rights that could produce revenues. These types of prospects may also contain mineralization of metals often found with gold which also may be worth processing. Exploration and development for commercially viable mineralization of any metal includes a high degree of risk which careful evaluation, experience and factual knowledge may not eliminate, and therefore, we may never produce any significant revenues.

We currently do not have capital to implement the business plan and must obtain funding. If we do not receive funding, we will have to discontinue our business plan.  The independent auditors of Oregon Gold have qualified their opinion as to our ability to continue as a going concern.  To fund our operations, we intend to seek either debt or equity capital or both, or the possibility of a merger with a business with ongoing profitable operations, among other things.

Oregon Gold has no commitments for funding from unrelated parties or any other agreements that will provide working capital.  We cannot give any assurance that Oregon Gold will locate any funding or enter into any agreements that will provide the required operating capital.

Business Strategy

Oregon Gold, Inc.

Oregon Gold has a number of prospects in the Siskiyou National Forest, in Josephine County, Oregon.  These prospects cover approximately 280 acres of placer deposits in one area and another 37 acres in a second, almost contiguous area.  The property is accessible from a gravel road that connects with a local paved road.  Maintenance of the gravel road is moderate.  In some places a stream must be forded for access.  Generally, there is ample water from the perennial stream bordering the prospects available for exploratory and later implementation of the business plan.  Water use is subject to meeting permitting requirements.  Power will be available through generators brought to and operated onsite.

Oregon Gold currently owns the Defiance Mine and additional claims in Josephine County, Oregon.  The Company operated the Defiance Mine during the summer and fall of 2004. Mining activity concluded at the end of November 2004. The Company plans to initiate a new mining plan of operations on its claims in Josephine County.

In June of 2005 the Company conducted a testing program on the Bear Bench claims. The testing confirmed gold presence and indicates future testing is warranted. The Company plans to conduct future testing and to prepare a preliminary Plan of Operations for these claims.

In 2005, Pacific Gold Corp., our parent company, completed a merger between Grants Pass Gold, Inc. and Oregon Gold with the Company being the surviving entity.

Products

Throughout history gold has been a desired metal for monetary purposes and for jewelry. Because there is an active market for gold and consistent demand and use, we believe that if we find a viable mineralization, we will be able to sell any gold we produce with little difficulty.  Of course, there is no assurance that we will find any mineralization or one that is commercially viable.  Fundamentally, whether or not a mineralization is viable depends on the cost of production versus the price at which we can dispose of the metal.  We believe that alluvial and placer deposits are less expensive to operate to produce saleable product.  We also believe that the required filings and permits are easier to obtain for these kinds of prospects than for underground mines.  Based on the current estimates of operating costs and the current price of gold in the global market, we believe these kinds of prospects can be operated profitably if there is a sufficient percentage of the mineralization in a particular prospect to be commercially viable.

We have obtained and in the future will seek prospects in areas where there have been previous mining operations.  We believe that this gives some indication that there may be mineralizations within our prospects to justify the cost of staking, maintenance and exploration.

Regulation

The exploration and development of a mining prospect is subject to regulation by a number of federal and state government authorities.  These include the United States Environmental Protection Agency and the Bureau of Land Management as well as the various state environmental protection agencies.  The regulations address many environmental issues relating to air, soil and water contamination and apply to many mining related activities including exploration, mine construction, mineral extraction, ore milling, water use, waste disposal and use of toxic substances.  In addition, we are subject to regulations relating to labor standards, occupational health and safety, mine safety, general land use, export of minerals and taxation.  Many of the regulations require permits or licenses to be obtained and the filing of Notices of Intent and Plans of Operations, the absence of which or inability to obtain will adversely affect the ability for us to conduct our exploration, development and operation activities.  The failure to comply with the regulations and terms of permits and licenses may result in fines or other penalties or in revocation of a permit or license or loss of a prospect.

We must comply with the annual staking and patent maintenance requirements of the States of Nevada and Oregon and the United States Bureau of Land Management.  We must also comply with the filing requirements of our proposed exploration and development, including Notices of Intent and Plans of Operations.  In connection with our exploration and assessment activities, we have pursued necessary permits where exemptions have not been available although, to date, most of these activities have been done under various exemptions.  We will need to file for water use and other extractive-related permits in the future.

Competition

We expect to compete with many mining and exploration companies in identifying and acquiring claims with gold mineralization. We believe that most of our competitors have greater resources than us. We also expect to compete for qualified geological and environmental experts to assist us in our exploration of mining prospects, as well as any other consultants, employees and equipment that we may require in order to conduct our operations. We cannot give any assurances that we will be able to compete without adequate financial resources.

Worker Regulations

As with any employer, we will be subject to employment laws, including workman’s compensation, hourly scheduling and employment discrimination statutes.  We may also be subject to union employee rules in one or more employment categories.

Employees

We currently employ one person, our chief executive officer Mr. Mitchell Geisler, who devotes approximately one-fifth of his business time to the affairs of the Company.  We do not have any other employees at this time.

Executive Offices

Our principal executive offices are located at 465 South Meadows Parkway, Suite 20, Reno, Nevada 89521. Our telephone number is (888) 257-4193.

ITEM 1A.

RISK FACTORS

You should consider carefully the following risks before you decide to invest in our common stock.

There is substantial doubt as to whether we can continue as a going concern.

Our auditors have included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the year ended December 31, 2007, indicating that our negative cash flows from operations, net capital deficiency, and current liquidity position raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We do not have a long history of running our business upon which investors may evaluate our performance, and therefore investors bear all the risks of a company beginning to implement its business plan.

We are implementing our business plan for the Company which is in the earlier stages. We have engaged in activities of obtaining mineralization rights by staking and acquisition for two mining prospect areas, conducting exploratory activities, obtaining geological and engineering reports and initial extraction from alluvial deposits on one prospect area and will begin similar activities for another prospect area when we have sufficient funds.  We have engaged in full scale production only on one prospect area.  There is a significant amount of additional work and investment necessary for us to demonstrate the efficacy of our overall business plan.  You should consider our business future based on the risks associated with our stage of development and our short operating history.  An investment in the company is speculative.

If we are not able to face and solve one or more of the challenges that a developing company in the mining industry typically encounters, we will not succeed in implementing our business plan.

We expect to face many challenges in our business.  These will include, but are not limited to:

•

Engaging and retaining the services of qualified geological, engineering and mining personnel and consultants;

•

Establishing and maintaining budgets;

•

Implementing appropriate financial controls;

•

Acquiring relevant mineralization data efficiently;

•

Staking and evaluating appropriate prospects;

•

Establishing initial exploration plans for mining prospects;

•

Obtaining and verifying studies to determine mineralization levels on our prospects;

•

Ensuring the necessary exploratory and operational permits are filed on a timely basis, and the necessary permits are maintained and approved by the federal and state authorities; and

•

Adhering to regulatory requirements.

The failure to address one or more of these above factors may impair our ability to carry out our business plan.  In that event, an investment in the Company would be substantially impaired.

We will be dependent on locating and hiring, at economical rates, independent consultants and occasional workers for the implementation of our business plan without whom we will not meet the expected timing of implementation of our business plan.

To locate, obtain and evaluate prospects and to conduct excavation and processing of the alluvial matrix, we have relied upon and will continue to rely on consultants and occasional workers in addition to our own staff.  These persons will help us in the exploratory, development, extraction, and later stages of our business plan.  We may not be able to locate, employ or retain persons with the appropriate experience and skills to successfully execute our business plan.  The inability to do the proposed actions on a timely basis or at all may result in the delay of implementing our business plan, thereby causing additional expense or our business failure.

Mineral exploration has many inherent risks of operations that may prevent ultimate success.

Mineral exploration has significant risks.  Some of the exploratory risks include the following:

•

It is dependent on locating commercially viable mineralizations in staked and leased prospects and skillful management of prospects once found or located.

•

Mineralization may vary substantially in a prospect, rendering what was initially believed a profitable mineralization of little or no value.  This is particularly true in alluvial deposits where sought mineralization is likely to be unevenly located within the gravel composition and matrix.

•

Mineral exploration and ultimate exploitation may be affected by unforeseen changes including:

•

Changes in the value of minerals,

•

Changes in regulations,

•

Environmental concerns,

•

Technical issues relating to extraction, such as rock falls, subsidence, flooding and weather conditions, and

•

Labor issues.

Any of these individually or together could delay or halt implementation of the business plan or raise costs to levels that may make it unprofitable or impractical to pursue our business objectives.

Our business future is dependent on finding prospects with sufficient mineralization, grade and consistency without which it may not be practical to pursue the business plan, and investors will lose their investment.

Our business model depends on locating prospects with commercially sufficient amounts of gold.  Until actual extraction and processing, we will not know if our prospects have commercially viable mineralizations of metals that can be profitably marketed.  Even if initial reports about mineralization in a particular prospect are positive, subsequent activities may determine that the prospect is not commercially viable.  Thus, at any stage in the exploration and development process, we may determine there is no business reason to continue, and at that time, our financial resources may not enable us to continue exploratory operations and will cause us to terminate our current business plan.

Regulatory compliance is complex and the failure to meet all the various requirements could result in loss of a staked prospect, fines or other limitations on the proposed business.

We will be subject to regulation by numerous federal and state governmental authorities, but most importantly, by the Federal Environmental Protection Agency, the Federal Department of the Interior, the Bureau of Land Management, and the Forest Service, and comparable state agencies.  The failure or delay in making required filings and obtaining regulatory approvals or licenses will adversely affect our ability to explore for viable mineralizations and carry out subsequent aspects of our business plan.  The failure to obtain and comply with any regulations or licenses may result in fines or other penalties, and even the loss of our rights over a prospect.  We expect compliance with these regulations to be a substantial expense in terms of time and cost.  Therefore, compliance with or the failure to comply with applicable regulation will affect our ability to succeed in our business plan and ultimately to generate revenues and profits.

Our business plan is premised on the price of minerals in the global markets.

Our business plan depends on the price of minerals in the global markets.  The viability of any commercialization of minerals will depend on the cost of recovery versus the market price of the mineral and whether or not it has uses in the markets.  An increase in market use and price will encourage industry interest in United States mine development of smaller operations such as our prospects and improve the likelihood of our overall success.  If the price and/or use of minerals do not increase appreciably, then it is the belief of Pacific Gold that current sources of the minerals we are seeking will remain adequate for market supply and sources like those we are attempting to identify and explore will become marginalized.  The viability of our business plan is also dependant on the price of minerals remaining at least at current prices.  If prices fall substantially from the current levels, then our costs will be such that there will be insufficient profit margins and incentives to pursue our business plan.  In that event, Pacific Gold will have to curtail its business plan and investors will lose their investment.

Competition may develop which will be better able to locate, stake and explore new mineral sources more cost effectively and quicker than Oregon Gold.

There are numerous junior and developed mining, exploration and production companies in existence that may be attracted to the mining businesses if the use of the minerals or prices increase.  We believe there are a significant number of companies around the world that could command greater resources than those available to Oregon Gold to locate, stake, explore and extract mineral resources if there were sufficiently improved economic incentives.  These companies likely would be able to reach production stages sooner than Oregon Gold and obtain market share before us.

Oregon Gold will compete with other mining enterprises for appropriate consultants and employees.

Oregon Gold will compete in the hiring of appropriate geological, engineering, permitting, environmental and other operational experts to assist with the location, exploration and development of staked prospects and implementation of its business plan.  We believe we will have to offer or pay appropriate cash compensation and options to induce persons to be associated with an early-stage exploration company.  If Oregon Gold is unable to make appropriate compensation packages available to induce persons to be associated with it because of its limited resources, we will not be able to hire the persons we need to carry out our business plan.  In that event, investors will have their investment impaired or it may be entirely lost.

Oregon Gold will require additional capital to fund expanded operations, without which we will have to curtail our plans and investors, may lose the potential of their investment.

The current working capital is sufficient for our planned immediate operational needs, but will not cover our longer-term estimated operating requirements.  If we encounter unexpected expenses, the current working capital will not last that long.  Therefore, we may need additional capital sooner than expected. For Oregon Gold to expand its operations in its current prospects and acquire additional prospects, it is anticipated that it will need additional capital.  The mining business, in all of its aspects, requires significant capital.  Without additional capital, Oregon Gold will have to curtail or substantially modify its overall business plan or abandon elements of it.  Because all of the assets of Oregon Gold are pledged to secure some of the outstanding debt of the Company, it may be difficult to obtain necessary financing.

As of June 30, 2008, Oregon Gold had approximately $566,048 in debt, which if it cannot repay when due, will permit the holders to seek renegotiation or bankruptcy alternatives, the result of which could terminate implementation of the business plan.

Oregon Gold has approximately $537,329 of debt due to its single stockholder. From time to time, the Company may also have trade debt and equipment financing outstanding.  If Oregon Gold is unable to repay any of its obligations when due, the creditor could put the Company into bankruptcy or force renegotiation of the terms of outstanding debt on terms that may be substantially less favorable.  In either event, the ability of Oregon Gold to pursue its business plan will be impaired and the equity of the Company will become worthless.

Oregon Gold does not have any identified sources of additional capital, the absence of which may prevent it from continuing its operations.

Oregon Gold does not have any arrangements with any investment banking firms or institutional lenders.  Because we will need additional capital in the future, we will have to expend significant effort to raise operating funds.  These efforts may not be successful, and they may be disruptive to our executives other responsibilities and our operations.  In the absence of necessary capital, Oregon Gold will have to limit or curtail operations.  Because all of the assets of Oregon Gold and its subsidiaries are pledged to secure some of the outstanding debt of the company, it may be difficult to obtain necessary financing.

A single stockholder has the ability to control our business direction.

Because our sole stockholder is our parent company and owns 100% of the shares of common stock, it is in a position to control the election of our board of directors and the selection of officers, management and consultants.  This stockholder and its related parties have also lent the company a significant amount of working capital.  Therefore, investors will be entirely dependent on its judgment in implementing the business plan of Oregon Gold.

ITEM 2.  FINANCIAL INFORMATION

Forward Looking Statements

When used in this Form 10 and in future filings by Oregon Gold with the Securities and Exchange Commission, the words or phrases "will likely result," "management expects," or we expect," "will continue," "is anticipated," "estimated," or similar expression or use of the future tense, are forward looking statements.  Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made.  These statements are subject to risks and uncertainties, some of which are described below and others are described in other parts of this Form 10.  Actual results may differ materially from historical earnings and those presently anticipated or projected.  We have no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect anticipated events or circumstances occurring after the date of such statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We have had limited revenues since our inception (February 18, 2003) totaling approximately $61,500 through June 30, 2008.

Operating expenses over that same time frame totaled approximately $395,000. These expenses include: legal and professional fees, geological fieldwork, licenses and permits and general administrative charges.

We have incurred a cumulative net loss since inception to June 30, 2008 of approximately $345,000 which was the result of the expenses discussed in the previous paragraph.

Currently we employ one person on a part time basis. Mr. Geisler is working on a gratis basis. We believe we will need accounting and general administrative personnel to implement our business plan.

The Company has no off-balance sheet arrangements.

Liquidity and Capital Resources:

We do not currently have any working capital with which we can fund our future operations. Our auditors have issued a going-concern opinion. We cannot assure you that we will be able to continue our operations without adequate funding. We have total assets of $229,473 and total liabilities of $566,048 as of June 30, 2008. Total stockholders’ deficit at June 30, 2008 was $336,575.

Plan of Operation

We plan to seek capital to fund our operations through a private placement of our securities. We may also seek acquisition or merger opportunities with operating companies. We estimate that we will need approximately $2 million to fund our operations and implement our business plan during the next 12 months. We have no financing commitments or acquisition arrangements or prospects at this time. We anticipate needing capital for the following purposes:

$1.4 million for equipment

$0.5 million for working capital

$0.1 million for permitting activities

We believe that we will require additional financing (over and above the aforementioned financing) in the future. We cannot assure you that we will be successful in raising any of the capital needed to fund our operations.

New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in U.S. generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for the Company beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of SFAS No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this statement apply only to entities that elect the fair value option. This statement is effective for the Company beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on its financial statements.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations, the purpose of which is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. SFAS No. 141R retains the fundamental provisions of SFAS No. 141, which it replaces, but is broader in scope than SFAS No. 141. This statement is effective for the Company beginning January 1, 2009. Earlier application is prohibited. The Company is currently assessing the potential impact that adoption of SFAS No. 141R will have on its financial statements.

Effective January 1, 2006, the Company adopted SFAS 123(R), Share-Based Payment, (“SFAS 123(R)”).  SFAS 123(R) requires that the fair value compensation cost relating to share-based payment transactions be recognized in financial statements.  Under the provisions of SFAS 123(R), share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized over the employee’s requisite service period, which is generally the vesting period.   The fair value of the Company’s stock options is estimated using a Black-Scholes option valuation model.  The Company adopted the fair value recognition provisions of SFAS No. 123(R) using the modified prospective transition method.  Under this transition method, stock-based compensation cost is recognized beginning January 1, 2006, for all options granted after the date of adoption as well as the unvested portion of previously granted options based on the estimated fair value.

ITEM 3.  PROPERTIES

Oregon Gold has 15 placer claims (BLM file no. ORMC 158063, 157905, 157701, 25199, 152700, 153832, 82639, 82640, 154000, 148130, 144909 and 142540) covering approximately 300 acres in Josephine County, Oregon. Additionally the Company has the rights to the Defiance Mine, a fully permitted, previously operational mine located in southwestern Oregon. The Defiance Mine is approximately 37.5 acres in size. The Company has a 5% net smelter royalty payable only on the 37.5 acres covered by the Defiance Mine. The mine is furnished with water under a grandfathered permit that allows a sufficient supply of water to be withdrawn from the creek system that intersects the claims. The property is accessible via a gravel road that is open year round but vehicles are subject to navigating a creek crossing when currents are high in the winter season.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 26, 2008, the name and shareholdings of each person who owns of record, or was known by the us to own beneficially, 5% or more of the shares of the common stock currently issued and outstanding; the name and shareholdings of each executive officer and director; and the shareholdings of all executive officers and directors as a group.

NAME OF PERSON OR GROUP	NUMBER OF SHARES OWNED	PERCENTAGE OF OWNERSHIP
Pacific Gold Corp.(1)	10,000,100	100.0%

Mitchell Geisler, President, Chief Executive Officer, Chief Financial Officer and Director	--	--

All executive officers and directors as a group (one person)	--	--

______________

*

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock issuable upon the exercise of options or warrants currently exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

(1)

Pacific Gold Corp.’s address is 465 South Meadows Parkway, Suite 20, Reno, Nevada 89521.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

Mr. Mitchell Geisler, 37, is the Company’s sole executive officer and director. Mr. Geisler has been the President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary and a Director of the Company, since 2003. Mr. Geisler also serves as Chief Operating Officer, treasurer and secretary of Pacific Gold Corp., Oregon Gold’s parent company.  Mr. Geisler has been employed by Pacific Gold Corp. since 2005.  From 2001 to 2003, Mr. Geisler was a director and president and treasurer of GL Energy and Exploration, Inc., a development stage company engaged in mineral exploration. From 1998 to 2001, Mr. Geisler was president and operator of the Toronto-based 52 Restaurants Inc.  Mr. Geisler is a graduate of York University in Toronto, and also studied at the University of Tel Aviv.

ITEM 6.  EXECUTIVE COMPENSATION

Mitchell Geisler, our sole executive officer, neither received nor earned any compensation for his services to the Company during our fiscal year ended December 31, 2007. Until we have sufficient capital or revenues, Mr. Geisler will not be provided cash remuneration by Oregon Gold.  At such time as we are able to provide a regular salary, it is our intention that Mr. Geisler will become employed pursuant to an executive employment agreement, at an annual salary to be determined based on his then level of time devoted to the Company and the scope of his responsibilities.  Until we enter into an employment agreement, we may use shares of common stock to compensate Mr. Geisler, however, no equity compensation was paid to or earned by Mr. Geisler during our fiscal year ended December 31, 2007. Mr. Geisler received the following compensation from Pacific Gold Corp.:

				STOCK
		SALARY		AWARDS	OPTION	TOTAL
		(1)	BONUS	(2)	AWARDS	COMPENSATION
NAME AND PRINCIPAL POSITION	YEAR	($)	($)	($)	($)	($)
Mitchell Geisler	2007	$48,761	$0	$10,700	$8,750	$68,211
COO & Director	2006	$63,586	$9,999	$277,900	$17,750	$369,235
	2005	$45,011	$5,000	$117,000	$15,629	$182,640

Director Compensation

Persons who are directors and employees will not be additionally compensated for their services as a director.  There is no plan in place for compensation of persons who are directors who are not employees of the Company, but it is expected that in the future we will create a remuneration and reimbursement plan.

Other Compensation Arrangements

Although we do not have any formal equity-based compensation plan, we do have the ability to enter into options and similar equity-based agreements with employees, consultants and others. In the future, we may enter into these types of agreements as the sole means or as part of the overall compensation of someone working for the Company. There are currently no outstanding options, warrants or other rights to purchase shares of our common stock.

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We are a wholly-owned subsidiary of Pacific Gold Corp. On August 16, 2005, we issued 100 shares of common stock to Pacific Gold Corp. on surrender of the 100 shares of Grants Pass Gold, Inc. owned by Pacific Gold Corp. related to our merger with Grants Pass Gold, Inc. On March 18, 2008, we issued 9,999,900 shares of common stock to Pacific Gold Corp. as payment of $9,999.90 of its note receivable from Oregon Gold.

Mitchell Geisler, our sole director, is also our sole executive officer and therefore not an independent director.

ITEM 8.  LEGAL PROCEEDINGS

Oregon Gold initiated a Statement of Claim against Myron Corcoran in connection with the equipment Grants Pass Gold (a predecessor corporation) purchased from Mr. Corcoran.  Many pieces of the equipment proved not to work and in many instances the machinery had to be completely replaced.  The Company sought a refund for the equipment and damages for loss of time and expenses incurred.  In February 2008, the matter went to trial and in March 2008, the Company was awarded a judgment for part of the amount sought and legal fees in this case. In July, 2008, the Company received approximately $33,000 in settlement of this case after legal fees.

ITEM 9.

MARKET PRICE AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The common stock is not traded in any market or electronic medium.  We intend to seek inclusion in the Over-the-Counter Bulletin Board and are in the process of implementing steps to that end.  There can be no assurance given that the common stock will be traded in any public market.  Moreover, if our common stock is traded, there can be no assurance given that there will be active trades in the security or at all.  Therefore, holders of our common stock may not be able to sell it from time to time.

Holders

As of June 26, 2008, there was 1 holder of record of the common stock.

Dividends

We have never paid any dividends.  For the foreseeable future, we anticipate that we will use any funds available to the Company to finance the growth of our operations and that we will not pay cash dividends to holders of common stock. The payment of dividends, if any, in the future is within the discretion of the board of directors and will depend on our earnings, capital requirements, restrictions imposed by lenders and on our financial condition, having funds legally available to pay dividends and other relevant factors.

Equity Compensation Plans

There are currently no outstanding options, warrants or other rights to purchase shares of our common stock.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

On March 18, 2008, we issued 9,999,900 shares of common stock to Pacific Gold Corp. as payment of a portion $9,999.90 of its note receivable from Oregon Gold.  The issuance was made under Section 4(2) of the Securities Act of 1933.

On August 16, 2005 we issued 100 shares of common stock to Pacific Gold Corp. on surrender of the 100 shares of Grants Pass Gold, Inc. owned by Pacific Gold Corp. related to our merger with Grants Pass Gold, Inc. The issuance was made under Section 4(2) of the Securities Act of 1933.

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The authorized capital stock consists of 100,000,000 shares of capital stock, all of which is designated common stock, $.001 par value.  As of June 26, 2008, there were 10,000,100 shares of common stock issued and outstanding.

Common Stock Description

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders.  In addition, the holders are entitled to receive dividends ratably, if any, as may be declared from time to time by the board of directors out of legally available funds.  In the event of our dissolution, liquidation or winding-up, the holders of common stock are entitled to share ratably in all the assets remaining after payment of all our liabilities and subject to the prior distribution to any senior securities that may be outstanding at that time.  The holders of common stock do not have cumulative voting rights or preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. The holders of more than 50% of such outstanding shares, voting at an election of directors can elect all the directors on the board of directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the directors.

Stock Transfer Agent

The stock transfer agent for the common stock is Olde Monmouth, 200 Memorial Parkway, 2nd Floor, Atlantic Highlands, NJ  07716.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Oregon Business Corporation Act permits Oregon corporations to indemnify an individual made party to a proceeding because the person is or was a director or officer of the corporation if the conduct of the person was in good faith, the person reasonably believed  that his conduct was in the  best interests if the corporation, or was at least not opposed to the corporations’ best interests, and, in the case of a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful. Directors or officers may not be indemnified if the person is found to have improperly benefited personally or the person is found liable to the corporation.  The indemnification may be in respect of judgments, penalties, fines, settlements and reasonable expenses actually incurred.

We have implemented the above-described provisions in our articles of incorporation.  In addition, our by-laws provide for similar provisions.  We do not have separate agreements of indemnification or advancement of expenses.  We do not have directors and officers insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, indemnification is against public policy and is therefore unenforceable.  In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred by a director, officer or controlling person in successful defense of any action, suit or proceedings, is asserted by such director, officer or controlling person in connection with the securities being offered or sold by us, we will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the federal securities law, and will be governed by the final adjudication of such case.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our financial statements are included in this Form 10 beginning on page F-1 (see Item 15).

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Oregon Gold, Inc.
(A Wholly Owned Subsidiary of Pacific Gold Corp.)
Balance Sheets

	June 30, 2008	December 31, 2007
	Unaudited	Audited
ASSETS
Current Assets:
Cash - Wells Fargo Bank	$3	$152
Accounts Receivable, net	58	-
Total Current Assets	61	152

Property and Equipment:
Proved Development
Acquisition and Development Costs	229,695	229,695
Less: Accumulated Depletion	(283)	(283)
Total Property and Equipment, net	229,412	229,412

TOTAL ASSETS	$229,473	$229,564

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts Payable	$28,719	$5,965
Total Current Liabilities	28,719	5,965

Long-term Liabilities
Notes Payable - Parent Company	537,329	541,589
Total Liabilities	566,048	547,554

Stockholders' Deficit:
Common Stock - $0.001 par value; 100,000,000 shares authorized, 10,000,100 issued and outstanding as of June 30, 2008	10,000	-
Additional Paid-in Capital	-	-
Retained Deficit	(346,575)	(317,990)
Total Stockholders' Deficit	(336,575)	(317,990)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$229,473	$229,564

See accompanying notes to financial statements

Oregon Gold, Inc.
(A Wholly Owned Subsidiary of Pacific Gold Corp.)
Statements of Income
(Unaudited)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Total Revenue	$-	$-	$-	$-

Operating Expenses:
Mineral Rights Expense	-	-	-	-
General and Administrative	28,585	4,788	14,046	5,218
Total Operating Expenses	28,585	4,788	14,046	5,218

Operating Income (Loss)	(28,585)	(4,788)	(14,046)	(5,218)

Other Income (Expense)	$-	$-	$-	$-

Net Income (Loss) before Taxes	(28,585)	(4,788)	(14,046)	(5,218)

Income Taxes
Total Income Taxes (Benefit)	-	-	-	-

Net Income (Loss) after Taxes	(28,585)	(4,788)	(14,046)	(5,218)

Other Income (Loss)
Total Income (Loss)	-	-	-	-

Income (Loss)	$(28,585)	$(4,788)	$(14,046)	$(5,218)

Basic and Diluted Earnings/(Loss) per Share	$(0.003)	$(23.94)	$(0.001)	$(26.09)

Weighted Average Shares Outstanding:
Basic and Diluted	10,000,100	200	10,000,100	200

See accompanying notes to the financial statements

Oregon Gold, Inc.
(A Wholly Owned Subsidiary of Pacific Gold Corp.)
Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(Loss)	$(28,585)	$(4,788)
Adjustments to Reconcile Net Income/(Loss) to Net Cash Provided by Operating Activities:
Depreciation and Depletion	-	-
Common Stock Issued for Services	10,000	-
Changes in:
Accounts Receivable	(58)	231
Inventory	-	-
Prepaid Expenses	-	-
Deposits	-	-
Accounts Payable	22,304	4,034
Accrued Expenses	-	-
Accrued Interest	-	-
NET CASH (USED) BY OPERATING ACTIVITIES	3,661	(523)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases and Development of Property and Equipment	-	-
Proceeds from/(Investment in) Restricted Cash Account	-	-
Proceeds from Sale of Equipment	-	-
NET CASH (USED) BY INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Stockholder Notes Payable	(4,260)	-
Proceeds from Notes Payable	450	-
Proceeds from Stockholder Notes	-	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	(3,810)	-

NET CHANGE IN CASH	(149)	(523)

CASH AT BEGINNING OF PERIOD	152	964

CASH AT END OF PERIOD	$3	$441

See accompanying notes to the financial statements

Oregon Gold, Inc.

NOTES TO FINANCIAL STATEMENTS

As of June 30, 2008

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Oregon Gold, Inc. (“Oregon Gold” or the “Company”) was incorporated in Oregon on February 18, 2003 under the name of GL Gold, Inc.  On June 6, 2003 the Company filed an amendment with the State of Oregon changing its name to Oregon Gold, Inc. Oregon Gold is a wholly-owned subsidiary of Pacific Gold Corp (“Pacific Gold” or the “parent company”).

Oregon Gold is engaged in the identification, acquisition, exploration and mining of prospects believed to have gold mineralization.  Oregon Gold currently owns claims in Oregon. Its Defiance Mine property in Oregon began producing gold in commercial quantities in mid-2004.

Use of Estimates

The preparation of the Company’s financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, Oregon Gold considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  The Company has no cash in excess of FDIC federally insured limits as of June 30, 2008.

Revenue Recognition

Oregon Gold recognizes revenue from the sale of gold when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collection is reasonably assured, which is determined when it places a sale order of gold from its inventory on hand with the refinery.  As of June 30, 2008, there was no revenue.

Accounts Receivable/Bad Debt

The allowance for doubtful accounts is maintained at a level sufficient to provide for estimated credit losses based on evaluating known and inherent risks in the receivables portfolio.  Management evaluates various factors including expected losses and economic conditions to predict the estimated realization on outstanding receivables. As of June 30, 2008, there was no allowance for bad debts.

Property and Equipment

Property and equipment are valued at cost.  Additions are capitalized and maintenance and repairs are charged to expense as incurred.  Gains and losses on dispositions of equipment are reflected in operations.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are 2 to 10 years.

Impairment of Long-Lived Assets

Oregon Gold reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. Oregon Gold assesses recoverability of the carrying value of the asset by estimating the undiscounted future net cash flows, which depend on estimates of metals to be recovered from proven and probable ore reserves, and also identified resources beyond proven and probable reserves, future production costs and future metals prices over the estimated remaining mine life.  If undiscounted cash flows are less that the carrying value of a property, an impairment loss is recognized based upon the estimated expected future net cash flows from the property discounted at an interest rate commensurate with the risk involved.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value.

All mine-related costs, other than acquisition costs, are expensed prior to the establishment of proven or probable reserves.  Reserves designated as proven and probable are supported by a final feasibility study, indicating that the reserves have had the requisite geologic, technical and economic work performed and are legally extractable at the time of reserve determination.  Once proven or probable reserves are established, all development and other site-specific costs are capitalized.

Capitalized development costs and production facilities are depleted using the units-of-production method based on the estimated gold which can be recovered from the ore reserves processed.  There has been no change to the estimate of proven and probable reserves.  Lease development costs for non-producing properties are amortized over their remaining lease term if limited.  Maintenance and repairs are charged to expense as incurred.

The fair value of an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The present value of the estimated asset retirement costs is capitalized as part of the carrying amount of the long-lived asset.  For Oregon Gold, asset retirement obligations primarily relate to the abandonment of ore-producing property and facilities.

Income taxes

The parent company, Pacific Gold, recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.  Pacific Gold provides a valuation allowance on its consolidated financial statements for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company adopted the provisions of FIN 48, on January 1, 2007. FIN 48 requires the recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return. Adoption of this new standard did not have a material impact on our financial position, results of operations or cash flows.

Loss per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities.  As of June 30, 2008 the Company had no potentially dilutive common stock equivalents.

Environmental Remediation Liability

The Company has not begun mining in the claims held by Oregon Gold.  Until such time as mining activities commence, the Company believes that it has adequately mitigated any liability that could be incurred by the Company to reclaim lands disturbed in its mining process.

Financial Instruments

The Company’s financial instruments, when valued using market interest rates, would not be materially different from the amounts presented in the consolidated financial statements.

Stock based compensation

Effective January 1, 2006, the Company adopted SFAS 123®, Share-Based Payment, (“SFAS 123®”).  SFAS 123® requires that the fair value compensation cost relating to share-based payment transactions be recognized in financial statements.  Under the provisions of SFAS 123®, share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized over the employee’s requisite service period, which is generally the vesting period.   The fair value of the Company’s stock options is estimated using a Black-Scholes option valuation model.  The Company adopted the fair value recognition provisions of SFAS No. 123® using the modified prospective transition method.  Under this transition method, stock-based compensation cost is recognized beginning January 1, 2006, for all options granted after the date of adoption as well as the unvested portion of previously granted options based on the estimated fair value.

Recently issued accounting pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in U.S. generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for the Company beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of SFAS No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this statement apply only to entities that elect the fair value option. This statement is effective for the Company beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on its financial statements.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations, the purpose of which is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. SFAS No. 141R retains the fundamental provisions of SFAS No. 141, which it replaces, but is broader in scope than SFAS No. 141. This statement is effective for the Company beginning January 1, 2009. Earlier application is prohibited. The Company is currently assessing the potential impact that adoption of SFAS No. 141R will have on its financial statements.

Oregon Gold does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 2 - PROPERTY AND EQUIPMENT

The sole assets of the company are its mining claims.  These claims are depleted on a units-of-production basis as gold is produced from the claims.

NOTE 3 –NOTE PAYABLE/RELATED PARTY TRANSACTIONS

Oregon Gold owed $537,329 to its parent company as of June 30, 2008.  The amount due is one note payable to the parent company and bears no interest. The parent company advances funds on an as needed basis to the Company.

NOTE 4 - INCOME TAXES

The parent company, Pacific Gold, files its corporate income tax returns on a consolidated basis.  Pacific Gold uses the asset/liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.  During the first quarter of 2008, Pacific Gold incurred net losses and, therefore, has no tax liability.

NOTE 5 – COMMON STOCK

At the time of inception 100 common shares were issued to its parent company Pacific Gold Corp.  In 2008, there were 9,999,900 common shares issued to Pacific Gold Corp. as payment for a portion of the debt owed to the parent company.

NOTE 6 – LEGAL PROCEEDINGS

Oregon Gold has initiated a Statement of Claim against Mr. Myron Corcoran in connection with the equipment Grants Pass Gold purchased from him.  Many pieces of the equipment proved not to work and in many instances the machinery had to be completely replaced.  Oregon Gold is arguing that it is owed a refund for the equipment and for loss of time and expenses.  In March, 2008 the Company was awarded a judgment for part of the amount sought and legal fees in this case. The final amount, received on July 1, 2008, was approximately $33,000 after legal fees.

From time to time the Company is involved in minor trade, employment and other operational disputes, none of which have or are expected to have a material impact on the current or future financial statements or operations.

NOTE 7 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of June 30, 2008, the Company had a retained deficit of ($346,575), negative working capital of ($28,658) and cash flows from operations of $3,661 raising substantial doubt about its ability to continue as a going concern.  During the quarter ended June 30, 2008, the Company financed its operations through advances from its parent company.

Management’s plan to address the Company’s ability to continue as a going concern includes: obtaining additional funding from the sale of the Company’s securities and establishing revenues.  Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful. Should it be unsuccessful, the Company may need to discontinue its operations.

NOTE 8 – SUBSEQUENT EVENTS

Subsequent to the quarter end, the Company received its settlement from Myron Corcoran in the amount of approximately $33,000 after legal fees.

Robnett & Company, LP

Certified Public Accountants & Consultants

Report of Independent Auditors

To the Board of Directors

Oregon Gold, Inc.

We have audited the accompanying balance sheets of Oregon Gold, Inc. a wholly Owned Subsidiary of Pacific Gold Corp. as of December 31, 2007 and 2006 and the related statements income, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oregon Gold, Inc. as of December 31, 2007 and 2006 and the results of their operations and cash flow for the years ended December 31, 2007 and 2006 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Oregon Gold, Inc. will continue as a going concern.  As discussed in Note 7 to the financial statements, the company has accumulated losses from operations and has minimum cash, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters are described in Note 7.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Robnett & Co. LP

Robnett & Company, LP

June 19, 2008

Oregon Gold, Inc.
(A Wholly Owned Subsidiary of Pacific Gold Corp.)
Balance Sheets
As of December 31, 2007 and 2006

	2007	2006
ASSETS
Current Assets:
Cash – Wells Fargo Bank	$152	$-
Cash – TD Canada Trust	-	964
Accounts Receivable, net	-	231
Total Current Assets	152	1,195

Property and Equipment:
Proved Development
Acquisition and Development Costs	229,695	225,195
Less: Accumulated Depletion	(283)	(283)
Total Property and Equipment, net	229,412	224,912

TOTAL ASSETS	$229,564	$226,107

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts Payable	$5,965	$-
Total Current Liabilities	5,965	-

Long-term Liabilities
Notes Payable – Parent Company	541,589	536,910
Total Liabilities	541,589	536,910

Stockholders’ Deficit:
Common Stock - $0.001 par value; 100,000,000 shares authorized, 200 shares issued and outstanding as of December 31, 2007 and 2006	-	-
Additional Paid-in Capital	-	-
Retained Deficit	(317,990)	(310,803)
Total Stockholders’ Deficit	(317,990)	(310,803)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$229,564	$226,107

See accompanying notes to the financial statements

Oregon Gold, Inc.
(A Wholly Owned Subsidiary of Pacific Gold Corp.)
Statements of Income
December 31, 2007 and 2006

	2007	2006
Revenue:
Total Revenue	$-	$-

Operating Expenses:
Mineral Rights Expense	210	4,535
General and Administrative	6,977	1,141
Total Operating Expenses	7,187	5,676

Operating Income (Loss)	(7,187)	(5,676)

Other Income (Expense)	$-	$-

Net Income (Loss) before Taxes	(7,187)	(5,676)

Income Taxes
Total Income Taxes (Benefit)	-	-

Net Income (Loss) after Taxes	(7,187)	(5,676)

Other Income (Loss)
Total Income (Loss)	-	-

Income (Loss)	$(7,187)	$(5,676)

Basic and Diluted Earnings/(Loss) per Share	$(35.94)	$(28.38)

Weighted Average Shares Outstanding:
Basic and Diluted	200	200

See accompanying notes to the financial statements

Oregon Gold, Inc.
(A Wholly Owned Subsidiary of Pacific Gold Corp.)
Statement of Changes in Stockholders’ Capital

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2005	200	$0.20	$-	$(305,127)	$(305,127)
Proceeds from sale of stock				-	-
Additional paid in capital				-	-
Net loss				(5,676)	(5,676)

Balance, December 31, 2006	200	0.20	-	(310,803)	(310,803)
Proceeds from sale of stock				-	-
Additional paid in capital				-	-
Net loss				(7,187)	(7,187)

Balance, December 31, 2007	200	$0.20	-	(317,990)	(317,990)

See accompanying notes to the financial statements

Oregon Gold, Inc.
(A Wholly Owned Subsidiary of Pacific Gold Corp.)
Statement of Cash Flows

	For the 12 Months ended
	December 31, 2007	December 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(Loss)	$(7,187)	$(5,676)
Adjustments to Reconcile Net Income/(Loss) to Net Cash Provided by Operating Activities:
Depreciation and Depletion	-	(115)
Changes in:
Accounts Receivable	231	(231)
Inventory	-	-
Prepaid Expenses	-	-
Deposits	-	-
Accounts Payable	5,965	(3,089)
Accrued Expenses	-	-
Accrued Interest	-	-
NET CASH (USED) BY OPERATING ACTIVITIES	(991)	(9,111)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases and Development of Property and Equipment	(4,500)	(75,195)
Proceeds from/(Investment in) Restricted Cash Account	-	-
Proceeds from Sale of Equipment	-	-
NET CASH (USED) BY INVESTING ACTIVITIES	(4,500)	(75,195)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Stockholder Notes Payable	-	-
Proceeds from Notes Payable	-	-
Proceeds from Stockholder Notes	4,679	84,195
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,679	84,195

NET CHANGE IN CASH	(812)	(111)

CASH AT BEGINNING OF PERIOD	964	1,075

CASH AT END OF PERIOD	$152	$964

See accompanying notes to the financial statements

Oregon Gold, Inc.

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2007 and 2006

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Oregon Gold, Inc. (“Oregon Gold” or the “Company”) was incorporated in Oregon on February 18, 2003 under the name of GL Gold, Inc.  On June 6, 2003 the Company filed an amendment with the State of Oregon changing its name to Oregon Gold, Inc. Oregon Gold is a wholly-owned subsidiary of Pacific Gold Corp (“Pacific Gold” or the “parent company”).

Oregon Gold is engaged in the identification, acquisition, exploration and mining of prospects believed to have gold mineralization.  Oregon Gold currently owns claims in Oregon. Its Defiance Mine property in Oregon began producing gold in commercial quantities in mid-2004.

Use of Estimates

The preparation of the Company’s financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, Oregon Gold considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  The Company has no cash in excess of FDIC federally insured limits as of December 31, 2006 and 2007.

Revenue Recognition

Oregon Gold recognizes revenue from the sale of gold when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collection is reasonably assured, which is determined when it places a sale order of gold from its inventory on hand with the refinery.  As of December 31, 2007, there was no revenue.

Accounts Receivable/Bad Debt

The allowance for doubtful accounts is maintained at a level sufficient to provide for estimated credit losses based on evaluating known and inherent risks in the receivables portfolio.  Management evaluates various factors including expected losses and economic conditions to predict the estimated realization on outstanding receivables.  As of December 31, 2007, there was no allowance for bad debts.

Property and Equipment

Property and equipment are valued at cost.  Additions are capitalized and maintenance and repairs are charged to expense as incurred.  Gains and losses on dispositions of equipment are reflected in operations.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are 2 to 10 years.

Impairment of Long-Lived Assets

Oregon Gold reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. Oregon Gold assesses recoverability of the carrying value of the asset by estimating the undiscounted future net cash flows, which depend on estimates of metals to be recovered from proven and probable ore reserves, and also identified resources beyond proven and probable reserves, future production costs and future metals prices over the estimated remaining mine life.  If undiscounted cash flows are less that the carrying value of a property, an impairment loss is recognized based upon the estimated expected future net cash flows from the property discounted at an interest rate commensurate with the risk involved.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value.

All mine-related costs, other than acquisition costs, are expensed prior to the establishment of proven or probable reserves.  Reserves designated as proven and probable are supported by a final feasibility study, indicating that the reserves have had the requisite geologic, technical and economic work performed and are legally extractable at the time of reserve determination.  Once proven or probable reserves are established, all development and other site-specific costs are capitalized.

Capitalized development costs and production facilities are depleted using the units-of-production method based on the estimated gold which can be recovered from the ore reserves processed.  There has been no change to the estimate of proven and probable reserves.  Lease development costs for non-producing properties are amortized over their remaining lease term if limited.  Maintenance and repairs are charged to expense as incurred.

The fair value of an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The present value of the estimated asset retirement costs is capitalized as part of the carrying amount of the long-lived asset.  For Oregon Gold, asset retirement obligations primarily relate to the abandonment of ore-producing property and facilities.

Income taxes

The parent company, Pacific Gold, recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered.  Pacific Gold provides a valuation allowance on its consolidated financial statements for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company adopted the provisions of FIN 48, on January 1, 2007. FIN 48 requires the recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return. Adoption of this new standard did not have a material impact on our financial position, results of operations or cash flows.

Loss per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities.  As of December 31, 2007 the Company had no potentially dilutive common stock equivalents.

Environmental Remediation Liability

The Company has not begun mining in the claims held by Oregon Gold.  Until such time as mining activities commence, the Company believes that it has adequately mitigated any liability that could be incurred by the Company to reclaim lands disturbed in its mining process.

Financial Instruments

The Company’s financial instruments, when valued using market interest rates, would not be materially different from the amounts presented in the consolidated financial statements.

Stock based compensation

Effective January 1, 2006, the Company adopted SFAS 123(R), Share-Based Payment, (“SFAS 123(R)”).  SFAS 123(R) requires that the fair value compensation cost relating to share-based payment transactions be recognized in financial statements.  Under the provisions of SFAS 123(R), share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized over the employee’s requisite service period, which is generally the vesting period.   The fair value of the Company’s stock options is estimated using a Black-Scholes option valuation model.  The Company adopted the fair value recognition provisions of SFAS No. 123(R) using the modified prospective transition method.  Under this transition method, stock-based compensation cost is recognized beginning January 1, 2006, for all options granted after the date of adoption as well as the unvested portion of previously granted options based on the estimated fair value.

Recently issued accounting pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in U.S. generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for the Company beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an Amendment of SFAS No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this statement apply only to entities that elect the fair value option. This statement is effective for the Company beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on its financial statements.

In December 2007, the FASB issued SFAS No. 141R, Business Combinations, the purpose of which is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. SFAS No. 141R retains the fundamental provisions of SFAS No. 141, which it replaces, but is broader in scope than SFAS No. 141. This statement is effective for the Company beginning January 1, 2009. Earlier application is prohibited. The Company is currently assessing the potential impact that adoption of SFAS No. 141R will have on its financial statements.

Oregon Gold does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 2 - PROPERTY AND EQUIPMENT

The sole assets of the company are its mining claims.  These claims are depleted on a units-of-production basis as gold is produced from the claims.

NOTE 3 –NOTE PAYABLE/RELATED PARTY TRANSACTIONS

Oregon Gold owed $541,589 to its parent company as of December 31, 2007.  The amount due is one note payable to the parent company and bears no interest. The parent company advances funds on an as needed basis to the Company.

NOTE 4 - INCOME TAXES

The parent company, Pacific Gold, files its corporate income tax returns on a consolidated basis.  Pacific Gold uses the asset/liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.  During 2007 and 2006, Pacific Gold incurred net losses and, therefore, has no tax liability.

NOTE 5 – COMMON STOCK

At the time of inception 100 common shares were issued to its parent company Pacific Gold Corp.

NOTE 6 – LEGAL PROCEEDINGS

Oregon Gold has initiated a Statement of Claim against Mr. Myron Corcoran in connection with the equipment Grants Pass Gold purchased from him.  Many pieces of the equipment proved not to work and in many instances the machinery had to be completely replaced.  Oregon Gold is arguing that it is owed a refund for the equipment and for loss of time and expenses.  In March, 2008 the Company was awarded a judgment for part of the amount sought and legal fees in this case. In July, 2008, the Company received approximately $33,000 in settlement of this case after legal fees.

From time to time the Company is involved in minor trade, employment and other operational disputes, none of which have or are expected to have a material impact on the current or future financial statements or operations.

NOTE 7 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of December 31, 2007, the Company had a retained deficit of ($317,990), negative working capital of ($5,814) and negative cash flows from operations of ($812) raising substantial doubt about its ability to continue as a going concern.  During the year ended December 31, 2007, the Company financed its operations through advances from its parent company.

Management’s plan to address the Company’s ability to continue as a going concern includes: obtaining additional funding from the sale of the Company’s securities and establishing revenues.  Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful. Should it be unsuccessful, the Company may need to discontinue its operations.

NOTE 8 – SUBSEQUENT EVENTS

In 2008, there were 9,999,900 common shares issued as payment for a portion of the debt owed to the parent company.

INDEX TO EXHIBITS

EXHIBIT

NUMBER

DESCRIPTION

3.01

Articles of Incorporation of Oregon Gold, Inc.(1)

3.02

By-laws of Oregon Gold, Inc.(1)

4.1

Form of Stock Certificate.(1)

__________________

(1)

Incorporated by reference to the registrant’s Form 10, filed with the SEC on July 3, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OREGON GOLD, INC.

By: /s/ Mitchell Geisler
Mitchell Geisler,
Chief Executive Officer

Dated: August 8, 2008